John W. Hlywak, Jr. (Investors)             Scott Soifer (Media/Physicians)
 Senior Vice President                       Vice President, Marketing
  & CFO                                        and Development
 IntegraMed America, Inc.                    IntegraMed America, Inc.
 (914) 251-4143                              (914) 251-4186
 email:  jhlywak@integramed.com              email:  scott.soifer@integramed.com
         ----------------------
 Web Address: http://www.integramed.com
              -------------------------


          INTEGRAMED AMERICA REPORTS FOURTH QUARTER AND ANNUAL RESULTS

Purchase, NY, February 15, 2006 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the fourth quarter and year ended December 31, 2005.

Reported Results

Revenues for the fourth quarter of 2005 were approximately $30.7 million, compared to $28.1 million for the same period in 2004. On a pro forma basis, assuming the October 1, 2005 contract amendment, as discussed below, was in effect for the fourth quarter of 2004 and changed the basis of revenue reporting then, revenues for the fourth quarter of 2004 would have been $24.3 million, making 2005 a 26% increase over the fourth quarter of 2004. The contribution to earnings from operations was approximately $3.9 million in the fourth quarter of 2005, compared to $3.4 million for the fourth quarter of 2004. Net income for the fourth quarter of 2005 was $464,000, or $0.09 per diluted share, compared to net income of $339,000, or $0.07 per diluted share for the fourth quarter of 2004. All earnings per share and weighted average share numbers reflect the 30% stock split effected in the form of a stock dividend issued on June 22, 2005.

Revenues for the full year of 2005 were approximately $128.9 million, a 19.7% increase from the $107.7 million in the comparable period in 2004. On a pro forma basis, assuming the October 1, 2005 contract amendment, as discussed below, was in effect for the fourth quarter of 2004 and changed the basis of revenue reporting then, revenues for the full year of 2004 would have been $103.8 million, making 2005 a 24% increase over 2004. For the full year of 2005, the contribution to earnings from operations was approximately $14.8 million, compared to $11.8 million for the full year of 2004. Net income for 2005, was $1.7 million, or $0.34 per diluted share, compared to net income for 2004 of $1.2 million, or $0.25 per diluted share.

Change in Reporting Format

In the fourth quarter the Company changed its presentation of certain items on its balance sheet and statement of operations. There is no impact on current or previously reported net income as a result of these reclassifications.

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

On the balance sheet, patient deposits received by the medical practices, which cash is swept to corporate accounts, are now reflected as a liability to the medical practices rather than as patient deposits.

On the statement of operations, the Company now reports two sources of revenue:
Provider Services, comprised of fees paid by both Affiliates and Partner medical practices to access Company services; and Consumer Services, comprised of Shared Risk and pharmaceutical services fees paid directly by consumers.

Effective October 1, 2005 the Company also entered into an amended service agreement with ivpcare, inc, its strategic partner in the pharmaceutical services business (part of the consumer services segment), whereby the Company no longer records sales of pharmaceutical products as revenue and costs of pharmaceutical products as a cost of service, but rather net marketing fees associated with those sales. As a result of these changes, revenues for the fourth quarter of 2005 are not directly comparable to data for prior periods, but these changes will not affect comparisons on contribution. Reported revenues and pro forma revenues are presented below (in thousands):

------------------------------------------------------------ ---------------------- -------------------
                                                             Fourth Quarter         Full Year of
                                                                   Of 2004                 2004
------------------------------------------------------------ ---------------------- -------------------
------------------------------------------------------------ ---------------------- -------------------

Total revenues , as reported                                               $28,150            $107,653
------------------------------------------------------------ ---------------------- -------------------
------------------------------------------------------------ ---------------------- -------------------
Less pharmaceutical revenue related to basis of
accounting change                                                            3,857               3,857
------------------------------------------------------------ ---------------------- -------------------
------------------------------------------------------------ ---------------------- -------------------
Pro forma total revenues                                                   $24,293            $103,796
------------------------------------------------------------ ---------------------- -------------------


Management Discussion

"IntegraMed continues to be the only national provider of comprehensive services to physicians and patients in the fertility field," said Jay Higham, CEO & President of IntegraMed America, Inc. "For patients, that means help with gaining access to highly specialized fertility services through our credentialed provider network and innovative treatment financing programs. For physicians, that means cost-effective access to resources that improve practice performance."

"We continue to execute our plan and it is resulting in strong revenue, contribution and net income growth across all segments of our business", continued Mr. Higham. "In comparing 2005 with 2004, the Provider Services segment of our business, comprising our Partner and Affiliate practices, had 21.7% revenue growth. This growth was driven by 12% same store revenue growth, plus the addition of four new practices to our expanding national network. The Consumer Services segment contains the Shared Risk Refund Program, which had revenue growth of 84.5% and contribution growth of 166%. We also report pharmaceutical services in this consumer segment and contribution from this program grew by over 34% in 2005."

"The newer, higher margined segments of our business, particularly the Shared Risk Refund and Affiliate Programs, are producing contribution to earnings from operations at levels that have improved overall contribution rates to 11.5% for 2005, a 4.5% increase over the 11.0% reported for the same period in 2004," added Mr. Higham.

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

IntegraMed America, based in Purchase, NY, is focused on the $2.5 billion infertility industry, and offers products and services to patients and providers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients and operates www.integramed.com, an award-winning infertility Web site.

Jay Higham, President and Chief Executive Officer, and John Hlywak, Senior Vice President and Chief Financial Officer, will host an investment-community conference call beginning Thursday, February 16, 2006 at 10:00 a.m. Eastern Time to discuss the above-mentioned results and to answer questions.

To participate in the live call via telephone, please call (800) 374.0146 (domestic) or (706) 634.1307 (international). A telephone replay will be available through 12:00 p.m. Eastern Time, February 23 by dialing (800) 642.1687 (domestic) or (706) 645.9291 (international) and entering reservation number 5237880.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days. For further information regarding IntegraMed, this press release or the conference call, please go to IntegraMed's homepage at www.integramed.com and to IntegraMed's Investor Relations website page at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=INMD&script=400.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of February 15, 2006 and IntegraMed undertakes no duty to update this information.


                                 -table follows-

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




                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)


                                                        For the three-months       For the year ended
                                                          ended December 31,        ended December 31,
                                                        --------------------       --------------------
                                                           2005        2004          2005        2004
                                                        ---------    -------       -------     --------
                                                             (unaudited)
Revenues, net
     Provider Services ..............................   $  27,926    $  22,848    $ 106,310    $  87,367
     Consumer Services ..............................       2,788        5,302       22,580       20,286
                                                        ---------    ---------    ---------    ---------
     Total revenues .................................      30,714       28,150      128,890      107,653
                                                        ---------    ---------    ---------    ---------

Costs of services
     Provider Services ..............................      25,005       19,831       94,849       77,099
     Consumer Services ..............................       1,776        4,890       19,240       18,746
                                                        ---------    ---------    ---------    ---------
     Total costs of services ........................      26,781       24,721      114,089       95,845
                                                        ---------    ---------    ---------    ---------

Contribution
     Provider Services ..............................       2,921        3,017       11,461       10,268
     Consumer Services ..............................       1,012          412        3,340        1,540
                                                        ---------    ---------    ---------    ---------
     Total contribution .............................       3,933        3,429       14,801       11,808
                                                        ---------    ---------    ---------    ---------

General and administrative expenses .................       3,302        2,861       12,205        9,789
Interest income .....................................        (168)         (74)        (520)        (259)
Interest expense ....................................          40           66          328          295
                                                        ---------    ---------    ---------    ---------
     Total other expenses ...........................       3,174        2,853       12,013        9,825
                                                        ---------    ---------    ---------    ---------

Income before income taxes ..........................         759          576        2,788        1,983
Income tax provision ................................         295          237        1,065          797
                                                        ---------    ---------    ---------    ---------
Net income ..........................................   $     464    $     339    $   1,723    $   1,186
                                                        =========    =========    =========    =========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share .......................   $    0.09    $    0.07    $    0.36    $    0.26
     Diluted earnings per share .....................   $    0.09    $    0.07    $    0.34    $    0.25

Weighted average shares - basic .....................       4,986        4,611        4,839        4,620
Weighted average shares - diluted ...................       5,167        4,832        5,003        4,831


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



                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                (all amounts in thousands, except share amounts)


                                                                           December
                                                                       -----------------
                                                                        2005        2004
                                                                       -------    ------

                                     ASSETS
Current assets:
   Cash and cash equivalents ......................................   $ 22,521    $ 11,300
   Pharmaceutical and other accounts receivable, net ..............        490       1,346
   Deferred taxes .................................................      1,080       1,950
   Prepaids and other current assets ..............................      2,768       2,043
                                                                      --------    --------
       Total current assets .......................................     26,859      16,639

Fixed assets, net .................................................     14,877      14,868
Intangible Assets, net ............................................     22,434      20,519
Deferred taxes ....................................................        815       1,366
Other assets ......................................................        590         410
                                                                      --------    --------
       Total assets ...............................................   $ 65,575    $ 53,802
                                                                      ========    ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ...............................................   $    917    $    519
   Accrued liabilities ............................................      8,023       7,451
   Current portion of long-term notes payable and other obligations      1,500       2,218
   Due to Medical Practices, net ..................................      4,949       3,378
   Shared Risk Patient deposits ...................................      4,739       2,772
                                                                      --------    --------

       Total current liabilities ..................................     20,128      16,338
                                                                      --------    --------

Long-term notes payable and other obligations .....................      8,647       3,021

Commitments and Contingencies

Shareholders' equity:
   Common Stock ...................................................         51          47
   Capital in excess of par .......................................     49,747      48,467
   Deferred compensation ..........................................       (354)       (293)
   Treasury Stock .................................................       (937)       (337)
   Accumulated deficit ............................................    (11,707)    (13,441)
                                                                      --------    --------

       Total shareholders' equity .................................     36,800      34,443
                                                                      --------    --------

       Total liabilities and shareholders' equity .................   $ 65,575    $ 53,802
                                                                      ========    ========





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